AMENDMENT TO
EMPLOYMENT AGREEMENT
THIS AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) is made as of the ___day of August, 2006 (the “Effective Date”) by and between BCI Eclipse Company, LLC, a Minnesota limited liability company (the “Company”) and Edward D. Goetz, a resident of the State of California (“Executive”).
W I T N E S S E T H
WHEREAS, Company and Executive previously entered into that certain Employment Agreement dated November 5, 2003 (“Employment Agreement”); and
WHEREAS, Company and Executive now desire to amend the Employment Agreement pursuant to the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. Section 3 of the Employment Agreement is hereby amended by substituting therefor in its entirety the following:
3. Term. Subject only to earlier termination in accordance with Section 5 of this Agreement, the term of this Agreement shall commence on the Commencement Date and continue for a period of three (3) years and six (6) months (the “Employment Period”). This Agreement shall terminate on May 4, 2007, unless extended by an instrument in writing signed by the parties hereto.
2. The parties hereto hereby acknowledge and agree that, except as expressly amended hereby, the Employment Agreement remains in full force and effect in accordance with its terms, and that this Amendment, together with the Employment Agreement, reflect the entire agreement of the parties hereto.
3. This Amendment may be executed in counterparts, each of which will be deemed an original but all of which will constitute one and the same instrument.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.
BCI ECLIPSE COMPANY, LLC

By:	/s/	/s/
	Ryan F. Urness	Edward D. Goetz
Its Secretary